UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 15, 2008

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4538 S. 140th Street, Omaha, Nebraska 68137
(Address of principal executive offices, including Zip Code)

(402) 614-0258
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On or about January 15, 2008, the board of directors of Gabriel Technologies Corporation (the “Corporation”) expanded the scope of the Corporation’s Strategic Planning Committee to include the exploration of strategic alternatives for the Corporation, including the possible sale of some or all of the assets of the Corporation or its subsidiaries, and similar business transactions.  The Strategic Planning Committee presently consists of two members of the board of directors, Matthew Gohd and Dennis Blackman.  Mr. Gohd, a Senior Managing Director of Pali Capital, Inc., an SEC-registered, execution-only brokerage firm, serves as chairman of the Committee.

There can be no assurances that the above process will result in any specific transactions.  The Corporation does not intend to disclose developments regarding the Strategic Planning Committee’s exploration of strategic alternatives unless and until the Corporation’s board of directors approves a definitive transaction.

The information contained in Item 7.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: January 24, 2008	By:	/s/ Ronald E. Gillum, Jr.
Ronald E. Gillum, Jr. President and Chief Operating Officer